Exhibit 99.1

INVESTOR CONTACT:
Ronald Pauli, NEOPHARM
(847) 887-0800

NEOPHARM ANNOUNCES TERMINATION OF SEC INVESTIGATION

WAUKEGAN, Illinois — December 1, 2006 - NEOPHARM, Inc. (Nasdaq: NEOL) today announced that it had been notified by the staff of the U.S. Securities and Exchange Commission, or SEC, that the SEC’s investigation, which commenced in March 2004 and which the Company believes concerned its disclosures regarding the development of its LED and LEP drug product candidates, has been terminated and no enforcement action recommended.  The decision of the SEC to terminate its investigation is not a finding or judgment regarding the matters investigated.

About NEOPHARM, Inc.

NEOPHARM, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. Additional information, including ongoing clinical trials, can be obtained by visiting NEOPHARM’s Web site at www.neopharm.com.

Forward Looking Statements - This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements included the risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its most recent quarterly report on Forms 10-Q. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.